UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018 (May 9, 2018)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Westport Parkway, Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2018, the Board of Directors of GameStop Corp. (the “Company”) appointed Daniel A. DeMatteo as interim Chief Executive Officer, effective immediately. The appointment follows the resignation for personal reasons of Michael K. Mauler as the Chief Executive Officer and as a director of the Company on May 9, 2018. Mr. Mauler’s resignation is not due to any disagreement with the Company regarding its financial reporting, policies or practices or any potential fraud relating thereto.
In connection with Mr. Mauler’s resignation, 23,324 shares of restricted stock and accumulated dividends will be released from transfer restrictions in accordance with the Company’s Retirement Policy. Otherwise, Mr. Mauler will not be entitled to severance or other separation benefits in connection with his resignation.
As interim Chief Executive Officer, Mr. DeMatteo will continue to serve as the Executive Chairman and a director of the Company. At this time, changes to Mr. DeMatteo’s compensation arrangements with the Company have not been determined. The Company will file an amendment to this Form 8-K when such arrangements have been determined.
Item 8.01 Other Events.

On May 11, 2018, the Company issued a press release announcing the leadership changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release issued by GameStop Corp., dated May 11, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date: May 11, 2018	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer